UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2018

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd Pasadena, CA 91107	(626) 765-2000
(Address of Principal Executive Offices)	(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submissions of Matters to a Vote of Security Holders.
On May 24, 2018, Green Dot Corporation (the “Registrant”) held its Annual Meeting. At the 2018 Annual Meeting of Stockholders of the Company, the stockholders voted on the following three proposals and cast their votes as follows:

1.
To elect six directors, each to serve for a one-year term expiring at the 2019 Annual Meeting of Stockholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal:

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Kenneth C. Aldrich	41,158,898	760,149	4,982	4,959,717
J. Chris Brewster	41,802,771	116,881	4,377	4,959,717
Glinda Bridgforth Hodges	41,596,166	324,342	3,521	4,959,717
Rajeev V. Date	41,802,088	117,446	4,495	4,959,717
William I. Jacobs	41,800,546	119,106	4,377	4,959,717
George T. Shaheen	41,535,148	383,994	4,887	4,959,717

2.	To ratify the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the year ending December 31, 2018:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
46,089,143	787,002	7,601	—

3.	To vote on a non-binding advisory resolution to approve executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
41,639,458	278,371	6,200	4,959,717

Each of the directors named under Proposal No. 1 was elected, based on the recommendation of the Registrant's Board of Directors in the definitive proxy statement for the Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ John C. Ricci
John C. Ricci
General Counsel and Secretary

Date: May 29, 2018